Credit Suisse Institutional Fixed Income Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended December 31, 2004



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Centex Corp


Date Purchased:			4/28/04


Price Per Share:		$99.86


Shares Purchased
by the Portfolio *:		575


Total Principal Purchased
by the Portfolio *:		$574,206.50


% of Offering Purchased
by the Portfolio:		.16%


Broker:				Saloman Brothers

Member:				Joint Lead Manager




Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Encana Corp Yankee

Date Purchased:			7/28/04


Price Per Share:		$99.12


Shares Purchased
by the Portfolio *:		225


Total Principal Purchased
by the Portfolio *:		$223,020


% of Offering Purchased
by the Portfolio:		.03%


Broker:				Lehman Brothers, Inc. F.I. Corporates


Member:				Co-Manager



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Collins & Aikman Products 144A

Date Purchased:			8/17/04

Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		5


Total Principal Purchased
by the Portfolio *:		$4,987.50


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Jeffries & Co., Inc.


Member:				Joint Lead Manager




Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			EchoStar DBS Corp. 144A

Date Purchased:			9/20/04

Price Per Share:		$99.10


Shares Purchased
by the Portfolio *:		115


Total Principal Purchased
by the Portfolio *:		$113,965.00


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Bank of America Securities LLC


Member:				Joint Lead Manager



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			General Electric

Date Purchased:			10/26/04

Price Per Share:		$99.75


Shares Purchased
by the Portfolio *:		385


Total Principal Purchased
by the Portfolio *:		$384,037.50


% of Offering Purchased
by the Portfolio:		.04%


Broker:				JPMorgan Chase Manhattan Bank


Member:				Joint Lead Manager



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			Amgen, Inc. 144A

Date Purchased:			11/15/04

Price Per Share:		$99.80


Shares Purchased
by the Portfolio *:		215


Total Principal Purchased
by the Portfolio *:		$214,576.45


% of Offering Purchased
by the Portfolio:		.02%


Broker:				Morgan Stanley & Co., Inc.


Member:				Co-Manager



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			General Motors Acceptance Corp.


Date Purchased:			11/17/04


Price Per Share:		$99.43


Shares Purchased
by the Portfolio *:		155


Total Principal Purchased
by the Portfolio *:		$154,118.05


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Morgan Stanley & Co., Inc.



Member:				Co-Manager



Portfolio:			Credit Suisse Institutional Fixed Income Fund


Security:			WellPoint, Inc. 144A


Date Purchased:			12/6/04


Price Per Share:		$99.79


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$99,794.00


% of Offering Purchased
by the Portfolio:		.03%


Broker:				Bank of America



Member:				Co-Manager